Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2019 Financial Results

New York, NY – February 21, 2020 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2019.

Total Company

•	Net income attributable to W. P. Carey of $129.4 million, or $0.75 per diluted share, for the fourth quarter and $305.2 million, or $1.78 per diluted share, for 2019

•	AFFO of $222.0 million, or $1.28 per diluted share, for the fourth quarter and $856.5 million, or $5.00 per diluted share, for 2019

•	Quarterly cash dividend raised to $1.038 per share, equivalent to an annualized dividend rate of $4.152 per share

•	2020 full year AFFO guidance range of $4.86 to $5.01 per diluted share announced, including Real Estate AFFO of between $4.74 and $4.89 per diluted share

Business Segments

Real Estate

•	Segment net income attributable to W. P. Carey of $124.3 million for the fourth quarter and $272.1 million for 2019

•	Segment AFFO of $210.2 million, or $1.21 per diluted share, for the fourth quarter and $811.2 million, or $4.74 per diluted share, for 2019

•	Investment volume of $411.7 million during the fourth quarter, bringing total investment volume for 2019 to $868.1 million

•	Active capital investment projects of $371.2 million outstanding at year end, including $242.6 million expected to be completed in 2020

•	Gross disposition proceeds of $347.8 million during the fourth quarter, bringing total dispositions for 2019 to $383.9 million

•	Portfolio occupancy of 98.8%

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 1

•	Weighted-average lease term increased to 10.7 years

Investment Management

•	Segment net income attributable to W. P. Carey of $5.0 million for the fourth quarter and $33.2 million for 2019

•	Segment AFFO of $11.8 million, or $0.07 per diluted share, for the fourth quarter and $45.3 million, or $0.26 per diluted share, for 2019

•	CWI 1 and CWI 2 proposed merger further progressed and is expected to close toward the end of the 2020 first quarter

Balance Sheet and Capitalization

•	Reduced secured debt outstanding by $1.29 billion during 2019, including $324.3 million during the fourth quarter, lowering the Company’s consolidated secured debt to gross assets ratio to 9.7%

•	Amended and restated existing unsecured credit facility in February 2020, increasing capacity to $2.1 billion

MANAGEMENT COMMENTARY

“During 2019, we continued to execute on our strategy, growing and enhancing the quality of our earnings, our real estate portfolio and our balance sheet,” said Jason Fox, Chief Executive Officer of W. P. Carey. “Real Estate AFFO per diluted share increased 8% even as we reduced leverage, driven by the full-year impact of our merger with CPA:17 and our 2019 net investment activity. Within our portfolio, we increased the proportion of rent from industrial and warehouse properties as well as from investment grade tenants, lowered our top 10 tenant concentration and extended our weighted-average lease term. We have ample liquidity, low leverage and established access to various forms of capital, all of which support our ability to execute on our investment pipeline. And we’re off to a good start in 2020, reflecting a continuation of the momentum we saw in the fourth quarter, and have a healthy number of capital projects scheduled for completion this year.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues, including reimbursable costs, for the 2019 fourth quarter totaled $311.2 million, up 13.8% from $273.4 million for the 2018 fourth quarter.

•
Real Estate: Real Estate revenues, including reimbursable costs, for the 2019 fourth quarter were $296.4 million, up 19.4% from $248.3 million for the 2018 fourth quarter, due primarily to additional lease revenues from properties acquired in the Company’s merger with CPA:17 on October 31, 2018 (the CPA:17 Merger) and net acquisitions.

Note: While it has no impact on net income or AFFO, in accordance with Accounting Standards Update 2016-02, Leases (Topic 842), which the Company has adopted effective as of January 1, 2019, operating expenses reimbursed by tenants are included within lease revenues on the consolidated statements of income (for both current and prior year periods). Prior to that date the Company presented revenues excluding reimbursable costs.

•
Investment Management: Investment Management revenues, including reimbursable costs, for the 2019 fourth quarter were $14.9 million, down 40.6% from $25.1 million for the 2018 fourth quarter, due primarily to lower structuring and other advisory revenues, as well as the cessation of asset management revenue previously earned from CPA:17.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2019 fourth quarter was $129.4 million, down 33.1% from $193.3 million for the 2018 fourth quarter. Net income from Investment Management attributable to W. P. Carey decreased, due primarily to a gain on change in control of interests recognized during the prior year period in connection with the CPA:17 Merger, as well as the cessation of revenues and distributions previously earned from CPA:17. Net income from Real Estate attributable to W. P. Carey also decreased, due primarily to a lower aggregate gain on sale

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 2

of real estate and a gain on change in control of interests recognized during the prior year period in connection with the CPA:17 Merger, partly offset by merger expenses related to the CPA:17 Merger recognized during the prior year period, a mark-to-market gain of $36.1 million for the Company’s investment in shares of a cold storage operator and the impact of properties acquired in the CPA:17 Merger and net acquisitions. The increase in revenues from properties acquired in the CPA:17 Merger and acquisitions was partly offset by corresponding increases in depreciation and amortization, interest expense and property expenses.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2019 fourth quarter was $1.28 per diluted share, down 3.8% from $1.33 per diluted share for the 2018 fourth quarter. AFFO from the Company’s Real Estate segment (Real Estate AFFO) increased, due primarily to the accretive impact of properties acquired in the CPA:17 Merger and net acquisitions, partly offset by the dilutive impact of shares issued through the Company’s ATM program. AFFO from the Company’s Investment Management segment declined, due primarily to the cessation of revenues and distributions previously earned from CPA:17, as well as lower structuring and other advisory revenues.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on December 18, 2019 the Company’s Board of Directors declared a quarterly cash dividend of $1.038 per share, equivalent to an annualized dividend rate of $4.152 per share. The dividend was paid on January 15, 2020 to stockholders of record as of December 31, 2019.

FULL YEAR FINANCIAL RESULTS

Revenues

•	Total Company: Revenues, including reimbursable costs, for the 2019 full year totaled $1.23 billion, up 39.2% from $885.7 million for the 2018 full year.

•
Real Estate: Real Estate revenues, including reimbursable costs, for the 2019 full year totaled $1.17 billion, up 50.5% from $779.1 million for the 2018 full year, due primarily to additional lease revenues from properties acquired in the CPA:17 Merger and net acquisitions, as well as higher lease termination and other income.

•
Investment Management: Investment Management revenues, including reimbursable costs, for the 2019 full year totaled $59.9 million, down 43.8% from $106.6 million for the 2018 full year, due primarily to the cessation of asset management revenue previously earned from CPA:17, as well as lower structuring and other advisory revenues.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2019 full year totaled $305.2 million, down 25.9% from $411.6 million for the 2018 full year. Net income from Investment Management attributable to W. P. Carey decreased, due primarily to the cessation of revenues and distributions previously earned from CPA:17, as well as a gain on change in control of interests recognized during the prior year in connection with the CPA:17 Merger. Net income from Real Estate attributable to W. P. Carey also decreased, due primarily to a lower aggregate gain on sale of real estate, higher impairment charges and a loss on change in control of interests recognized during the current year in connection with the CPA:17 Merger (as compared to a gain on change in control of interests recognized during the prior year), partly offset by the impact of properties acquired in the CPA:17 Merger and net acquisitions, merger expenses related to the CPA:17 Merger recognized during the prior year and a mark-to-market gain of $32.9 million for the Company’s investment in shares of a cold storage operator. The increase in revenues from properties acquired in the CPA:17 Merger and acquisitions was partly offset by corresponding increases in depreciation and amortization, interest expense and property expenses.

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 3

AFFO

•
AFFO for the 2019 full year was $5.00 per diluted share, down 7.2% compared to $5.39 per diluted share for the 2018 full year. Real Estate AFFO increased, due primarily to the accretive impact of properties acquired in the CPA:17 Merger and net acquisitions, partly offset by the dilutive impact of shares issued through the Company’s ATM program. Investment Management AFFO declined, due primarily to the cessation of revenues and distributions previously earned from CPA:17, as well as lower structuring and other advisory revenues.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•	Dividends declared during 2019 totaled $4.14 per share, an increase of 1.2% compared to total dividends declared during 2018 of $4.09 per share.

AFFO GUIDANCE

•
For the 2020 full year, the Company expects to report total AFFO of between $4.86 and $5.01 per diluted share, including Real Estate AFFO of between $4.74 and $4.89 per diluted share, based on the following key assumptions:

(i)	investments for the Company’s Real Estate portfolio of between $750 million and $1.25 billion;

(ii)	dispositions from the Company’s Real Estate portfolio of between $300 million and $500 million; and

(iii)	total general and administrative expenses of between $80 million and $84 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Mortgage / Secured Debt Repayment

•
During 2019, the Company reduced secured debt outstanding by $1.29 billion, with a weighted-average interest rate of approximately 4.8%, including $324.3 million during the 2019 fourth quarter, with a weighted-average interest rate of approximately 4.5%, primarily through mortgage prepayments and repayments at maturity, lowering its consolidated secured debt to gross assets ratio to 9.7%.

Senior Unsecured Credit Facility – Subsequent to Year End

•
As previously announced, on February 20, 2020, the Company amended and restated its senior unsecured credit facility, increasing the capacity under the facility to $2.1 billion. The facility comprises a $1.8 billion multi-currency revolving line of credit, a £150 million term loan and a $105 million delayed draw term loan, in each case maturing in five years. The delayed draw term loan may be drawn within one year and allows for borrowing in U.S. dollars, euros and British pounds sterling.

REAL ESTATE

Investments

•
During the 2019 fourth quarter, the Company completed investments totaling $411.7 million, consisting of 11 acquisitions for $367.8 million in aggregate and three completed capital investment projects at a total cost of $43.9 million, bringing total investment volume for the year ended December 31, 2019 to $868.1 million.

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 4

•
As of December 31, 2019, the Company had 12 capital investment projects outstanding for an expected total investment of approximately $371.2 million, of which nine projects totaling $242.6 million are currently expected to be completed during 2020, including the three projects completed year-to-date 2020 discussed below.

•
Year-to-date 2020, the Company has completed five investments totaling $206.1 million, consisting of two acquisitions for $139.3 million in aggregate and three completed capital investment projects at a total cost of $66.8 million.

Dispositions

•	During the 2019 fourth quarter, the Company disposed of 12 properties for gross proceeds of $347.8 million, bringing total disposition proceeds for the year ended December 31, 2019 to $383.9 million.

•	Year-to-date 2020, the Company has completed four dispositions totaling $116.3 million, including one of its two hotel operating properties for gross proceeds of $114.5 million.

Composition

•
As of December 31, 2019, the Company’s net lease portfolio consisted of 1,214 properties, comprising 140.0 million square feet leased to 345 tenants, with a weighted-average lease term of 10.7 years and an occupancy rate of 98.8%. In addition, the Company owned 19 self-storage and two hotel operating properties, totaling approximately 1.6 million square feet.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA:18 – Global (CPA:18), Carey Watermark Investors Incorporated (CWI 1), Carey Watermark Investors 2 Incorporated (CWI 2) and Carey European Student Housing Fund I, L.P. (CESH) (collectively, the Managed Programs). As of December 31, 2019, the Managed Programs had total assets under management of approximately $7.5 billion.

Proposed Merger of CWI 1 and CWI 2

•
On January 13, 2020, the joint proxy statement / prospectus on Form S-4 previously filed with the Securities and Exchange Commission by CWI 1 and CWI 2 was declared effective. Each of CWI 1 and CWI 2 has scheduled a special meeting of stockholders for March 26, 2020, and, if approved, the merger is expected to close shortly thereafter.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2019 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 21, 2020.

* * * * *

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 5

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, February 21, 2020 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $20 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,214 net lease properties covering approximately 140 million square feet. For over four decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox with regard to our investment pipeline. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2019. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2019	2018
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,856,191	$9,251,396
Net investments in direct financing leases	896,549	1,306,215
In-place lease intangible assets and other	2,186,851	2,009,628
Above-market rent intangible assets	909,139	925,797
Investments in real estate	13,848,730	13,493,036
Accumulated depreciation and amortization (b)	(2,035,995)	(1,564,182)
Assets held for sale, net (c)	104,010	—
Net investments in real estate	11,916,745	11,928,854
Equity investments in the Managed Programs and real estate (d)	324,004	329,248
Cash and cash equivalents	196,028	217,644
Due from affiliates	57,816	74,842
Other assets, net	631,637	711,507
Goodwill	934,688	920,944
Total assets	$14,060,918	$14,183,039

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,390,189	$3,554,470
Unsecured revolving credit facility	201,267	91,563
Non-recourse mortgages, net	1,462,487	2,732,658
Debt, net	6,053,943	6,378,691
Accounts payable, accrued expenses and other liabilities	487,405	403,896
Below-market rent and other intangible liabilities, net	210,742	225,128
Deferred income taxes	179,309	173,115
Dividends payable	181,346	172,154
Total liabilities	7,112,745	7,352,984

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 172,278,242 and 165,279,642 shares, respectively, issued and outstanding	172	165
Additional paid-in capital	8,717,535	8,187,335
Distributions in excess of accumulated earnings	(1,557,374)	(1,143,992)
Deferred compensation obligation	37,263	35,766
Accumulated other comprehensive loss	(255,667)	(254,996)
Total stockholders’ equity	6,941,929	6,824,278
Noncontrolling interests	6,244	5,777
Total equity	6,948,173	6,830,055
Total liabilities and equity	$14,060,918	$14,183,039
________

(a)	Includes $83.1 million and $470.7 million of amounts attributable to operating properties as of December 31, 2019 and 2018, respectively.

(b)
Includes $961.7 million and $734.8 million of accumulated depreciation on buildings and improvements as of December 31, 2019 and 2018, respectively, and $1,074.3 million and $829.4 million of accumulated amortization on lease intangibles as of December 31, 2019 and 2018, respectively.

(c)	At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.

(d)
Our equity investments in real estate joint ventures totaled $194.4 million and $221.7 million as of December 31, 2019 and 2018, respectively. Our equity investments in the Managed Programs totaled $129.6 million and $107.6 million as of December 31, 2019 and 2018, respectively.

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Revenues
Real Estate:
Lease revenues	$274,795	$278,839	$233,632
Lease termination income and other	12,317	14,377	2,952
Operating property revenues	9,250	9,538	11,707
	296,362	302,754	248,291
Investment Management:
Asset management revenue	9,732	9,878	11,954
Reimbursable costs from affiliates	4,072	4,786	5,042
Structuring and other advisory revenue	1,061	587	8,108
	14,865	15,251	25,104
	311,227	318,005	273,395
Operating Expenses
Depreciation and amortization	111,607	109,517	93,321
General and administrative	17,069	17,210	17,449
Reimbursable tenant costs	12,877	15,611	10,145
Property expenses, excluding reimbursable tenant costs	9,341	10,377	8,319
Operating property expenses	8,000	8,547	7,844
Impairment charges	6,758	25,781	—
Stock-based compensation expense	4,939	4,747	3,902
Reimbursable costs from affiliates	4,072	4,786	5,042
Subadvisor fees (a)	1,964	1,763	2,226
Merger and other expenses (b)	(811)	70	37,098
	175,816	198,409	185,346
Other Income and Expenses
Interest expense	(53,667)	(58,626)	(57,250)
Other gains and (losses) (c)	43,593	(12,402)	13,215
Gain on sale of real estate, net	17,501	71	99,618
Equity in earnings of equity method investments in the Managed Programs and real estate	8,018	5,769	15,268
(Loss) gain on change in control of interests (d) (e)	—	(8,416)	47,814
	15,445	(73,604)	118,665
Income before income taxes	150,856	45,992	206,714
Provision for income taxes	(21,064)	(4,157)	(11,436)
Net Income	129,792	41,835	195,278
Net income attributable to noncontrolling interests	(420)	(496)	(2,015)
Net Income Attributable to W. P. Carey	$129,372	$41,339	$193,263

Basic Earnings Per Share	$0.75	$0.24	$1.33
Diluted Earnings Per Share	$0.75	$0.24	$1.33
Weighted-Average Shares Outstanding
Basic	173,153,811	172,235,066	145,480,858
Diluted	173,442,101	172,486,506	145,716,583

Dividends Declared Per Share	$1.038	$1.036	$1.030

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018
Revenues
Real Estate:
Lease revenues	$1,086,375	$744,498
Operating property revenues	50,220	28,072
Lease termination income and other	36,268	6,555
	1,172,863	779,125
Investment Management:
Asset management revenue	39,132	63,556
Reimbursable costs from affiliates	16,547	21,925
Structuring and other advisory revenue	4,224	21,126
	59,903	106,607
	1,232,766	885,732
Operating Expenses
Depreciation and amortization	447,135	291,440
General and administrative	75,293	68,337
Reimbursable tenant costs	55,576	28,076
Property expenses, excluding reimbursable tenant costs	39,545	22,773
Operating property expenses	38,015	20,150
Impairment charges	32,539	4,790
Stock-based compensation expense	18,787	18,294
Reimbursable costs from affiliates	16,547	21,925
Subadvisor fees (a)	7,579	9,240
Merger and other expenses (b)	101	41,426
	731,117	526,451
Other Income and Expenses
Interest expense	(233,325)	(178,375)
Other gains and (losses)	31,475	29,913
Equity in earnings of equity method investments in the Managed Programs and real estate	23,229	61,514
Gain on sale of real estate, net	18,143	118,605
(Loss) gain on change in control of interests (d) (e)	(8,416)	47,814
	(168,894)	79,471
Income before income taxes	332,755	438,752
Provision for income taxes	(26,211)	(14,411)
Net Income	306,544	424,341
Net income attributable to noncontrolling interests	(1,301)	(12,775)
Net Income Attributable to W. P. Carey	$305,243	$411,566

Basic Earnings Per Share	$1.78	$3.50
Diluted Earnings Per Share	$1.78	$3.49
Weighted-Average Shares Outstanding
Basic	171,001,430	117,494,969
Diluted	171,299,414	117,706,445

Dividends Declared Per Share	$4.140	$4.090
__________

(a)
Primarily comprised of fees paid to subadvisors for CWI 1 and CWI 2. Refer to the Managed Programs Fee Summary section in Exhibit 99.2 of the Current Report on Form 8-K filed on February 21, 2020 for further information.

(b)	Amounts for the three months and year ended December 31, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)
Amount for the three months ended December 31, 2019 is primarily comprised of mark-to-market adjustment for our investment in shares of a cold storage operator of $36.1 million, realized gains on foreign currency exchange derivatives of $4.2 million and net gains on foreign currency transactions of $3.6 million.

(d)
Amounts for the three months ended September 30, 2019 and year ended December 31, 2019 represent a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(e)
Amounts for the three months and year ended December 31, 2018 include a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. Amounts for the three months and year ended December 31, 2018 also include a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 common stock in connection with the CPA:17 Merger.

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net income attributable to W. P. Carey	$129,372	$41,339	$193,263
Adjustments:
Depreciation and amortization of real property	110,354	108,279	92,018
Gain on sale of real estate, net	(17,501)	(71)	(99,618)
Impairment charges	6,758	25,781	—
Loss (gain) on change in control of interests (a) (b)	—	8,416	(47,814)
Proportionate share of adjustments to equity in net income of partially owned entities (c)	2,703	4,210	3,225
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(762)
Total adjustments	102,310	146,611	(52,951)
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	231,682	187,950	140,312
Adjustments:
Other (gains) and losses (f)	(38,196)	18,618	(9,001)
Above- and below-market rent intangible lease amortization, net	17,037	14,969	14,985
Tax expense (benefit) – deferred and other (g) (h)	12,874	(1,039)	6,288
Straight-line and other rent adjustments (i)	(11,184)	(6,370)	(6,096)
Stock-based compensation	4,939	4,747	3,902
Amortization of deferred financing costs	3,225	2,991	2,572
Merger and other expenses (j)	(811)	70	37,098
Other amortization and non-cash items	546	379	468
Proportionate share of adjustments to equity in net income of partially owned entities (c)	1,908	1,920	3,192
Proportionate share of adjustments for noncontrolling interests (d)	(5)	(12)	140
Total adjustments	(9,667)	36,273	53,548
AFFO Attributable to W. P. Carey (e)	$222,015	$224,223	$193,860

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$231,682	$187,950	$140,312
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.34	$1.09	$0.96
AFFO attributable to W. P. Carey (e)	$222,015	$224,223	$193,860
AFFO attributable to W. P. Carey per diluted share (e)	$1.28	$1.30	$1.33
Diluted weighted-average shares outstanding	173,442,101	172,486,506	145,716,583

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net income from Real Estate attributable to W. P. Carey	$124,333	$33,556	$151,611
Adjustments:
Depreciation and amortization of real property	110,354	108,279	92,018
Gain on sale of real estate, net	(17,501)	(71)	(99,618)
Impairment charges	6,758	25,781	—
Loss (gain) on change in control of interests (a) (b)	—	8,416	(18,792)
Proportionate share of adjustments to equity in net income of partially owned entities (c)	2,703	4,210	3,225
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(762)
Total adjustments	102,310	146,611	(23,929)
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	226,643	180,167	127,682
Adjustments:
Other (gains) and losses (f)	(38,546)	18,956	(11,269)
Above- and below-market rent intangible lease amortization, net	17,037	14,969	14,985
Straight-line and other rent adjustments (i)	(11,184)	(6,370)	(6,096)
Tax expense (benefit) – deferred and other	9,748	(1,414)	(3,949)
Stock-based compensation	3,531	3,435	2,774
Amortization of deferred financing costs	3,225	2,991	2,572
Merger and other expenses (j)	(811)	70	37,098
Other amortization and non-cash items	348	180	260
Proportionate share of adjustments to equity in net income of partially owned entities (c)	202	(113)	(260)
Proportionate share of adjustments for noncontrolling interests (d)	(5)	(12)	140
Total adjustments	(16,455)	32,692	36,255
AFFO Attributable to W. P. Carey – Real Estate (e)	$210,188	$212,859	$163,937

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$226,643	$180,167	$127,682
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.31	$1.04	$0.87
AFFO attributable to W. P. Carey – Real Estate (e)	$210,188	$212,859	$163,937
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.21	$1.23	$1.12
Diluted weighted-average shares outstanding	173,442,101	172,486,506	145,716,583

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 11

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018
Net income attributable to W. P. Carey	$305,243	$411,566
Adjustments:
Depreciation and amortization of real property	442,096	286,164
Impairment charges	32,539	4,790
Gain on sale of real estate, net	(18,143)	(118,605)
Loss (gain) on change in control of interests (a) (b)	8,416	(47,814)
Proportionate share of adjustments to equity in net income of partially owned entities (c)	15,826	4,728
Proportionate share of adjustments for noncontrolling interests (d)	(69)	(8,966)
Total adjustments	480,665	120,297
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	785,908	531,863
Adjustments:
Above- and below-market rent intangible lease amortization, net	64,383	52,314
Straight-line and other rent adjustments (i)	(31,787)	(14,460)
Stock-based compensation	18,787	18,294
Amortization of deferred financing costs	11,714	6,184
Other (gains) and losses (f)	(8,924)	(15,704)
Tax expense – deferred and other (g) (h)	5,974	1,079
Other amortization and non-cash items	3,198	920
Merger and other expenses (j)	101	41,426
Proportionate share of adjustments to equity in net income of partially owned entities (c)	7,165	12,439
Proportionate share of adjustments for noncontrolling interests (d)	(49)	231
Total adjustments	70,562	102,723
AFFO Attributable to W. P. Carey (e)	$856,470	$634,586

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$785,908	$531,863
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$4.59	$4.52
AFFO attributable to W. P. Carey (e)	$856,470	$634,586
AFFO attributable to W. P. Carey per diluted share (e)	$5.00	$5.39
Diluted weighted-average shares outstanding	171,299,414	117,706,445

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 12

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018
Net income from Real Estate attributable to W. P. Carey	$272,065	$307,236
Adjustments:
Depreciation and amortization of real property	442,096	286,164
Impairment charges	32,539	4,790
Gain on sale of real estate, net	(18,143)	(118,605)
Loss (gain) on change in control of interests (a) (b)	8,416	(18,792)
Proportionate share of adjustments to equity in net income of partially owned entities (c)	15,826	4,728
Proportionate share of adjustments for noncontrolling interests (d)	(69)	(8,966)
Total adjustments	480,665	149,319
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	752,730	456,555
Adjustments:
Above- and below-market rent intangible lease amortization, net	64,383	52,314
Straight-line and other rent adjustments (i)	(31,787)	(14,460)
Stock-based compensation	13,248	10,450
Amortization of deferred financing costs	11,714	6,184
Other (gains) and losses (f)	(9,773)	(18,025)
Tax expense (benefit) – deferred and other	7,971	(18,790)
Other amortization and non-cash items	2,540	330
Merger and other expenses (j)	101	41,426
Proportionate share of adjustments to equity in net income of partially owned entities (c)	115	287
Proportionate share of adjustments for noncontrolling interests (d)	(49)	231
Total adjustments	58,463	59,947
AFFO Attributable to W. P. Carey – Real Estate (e)	$811,193	$516,502

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$752,730	$456,555
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$4.39	$3.88
AFFO attributable to W. P. Carey – Real Estate (e)	$811,193	$516,502
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$4.74	$4.39
Diluted weighted-average shares outstanding	171,299,414	117,706,445
__________

(a)
Amounts for the three months ended September 30, 2019 and year ended December 31, 2019 represent a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
AFFO and Real Estate AFFO amounts for the three months and year ended December 31, 2018 include a gain recognized on the purchase of the remaining interests in six investments from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. AFFO amounts for the three months and year ended December 31, 2018 include a gain recognized on our previously held interest in shares of CPA:17 common stock in connection with the CPA:17 Merger.

(c)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(d)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(e)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(f)
AFFO amount for the three months ended December 31, 2019 is primarily comprised of gain on marketable securities of $35.4 million and gains from foreign currency movements of $3.6 million. Real Estate AFFO amount for the three months ended December 31, 2019 is primarily comprised of mark-to-market adjustment for our investment in shares of a cold storage operator of $36.1 million and gains from foreign currency movements of $3.6 million. Beginning in the second quarter of 2019, we aggregated (gain) loss on extinguishment of debt and realized (gains) losses on foreign currency (both of which were previously disclosed as separate AFFO adjustment line items), as well as certain other adjustments, within this line item, which is comprised of adjustments related to Other gains and (losses) on our consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation.

(g)	Amount for the year ended December 31, 2019 includes a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

(h)
Amounts for the three months and year ended December 31, 2018 include one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CPA:17 – Global to us for asset management services performed, in connection with the CPA:17 Merger.

(i)
Amounts for the three months and year ended December 31, 2019 include an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(j)	Amounts for the three months and year ended December 31, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line and other non-cash rent adjustments, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2019 Earnings Release 8-K – 14